NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Matt Downing
Mayfield Village, Ohio 44143	(440) 395-4222
http://www.progressive.com

PROGRESSIVE REPORTS APRIL RESULTS

MAYFIELD VILLAGE, OHIO -- May 14, 2014 -- The Progressive Corporation (NYSE:PGR) today reported the following results for April 2014:

(millions, except per share amounts and ratios; unaudited)	April	April	Change
	2014	2013

Net premiums written	$1,877.2	$1,782.0	5%
Net premiums earned	$1,731.6	$1,639.9	6%
Net income	$155.8	$139.5	12%
Per share	$.26	$.23	13%
Total pretax net realized gains (losses) on securities
(including net impairment losses)	$17.5	$46.2	(62)%
Combined ratio	88.4	91.3	(2.9) pts.
Average diluted equivalent shares	596.1	604.0	(1)%

(thousands; unaudited)	April	April	Change
	2014	2013
Policies in Force:
Agency – auto	4,904.2	4,845.2	1%
Direct – auto	4,410.1	4,115.9	7%
Total personal auto	9,314.3	8,961.1	4%
Total special lines	4,011.9	3,970.3	1%
Total Personal Lines	13,326.2	12,931.4	3%
Total Commercial Lines	512.4	523.0	(2) %

Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines business writes insurance for personal autos and recreational vehicles. Our Commercial Lines business writes primary liability, physical damage, and other auto-related insurance for autos and trucks owned and/or operated predominantly by small businesses.

See the “Comprehensive Income Statements” and “Supplemental Information” for further month and year-to-date information and the "Monthly Commentary" at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENT
April 2014
(millions)
(unaudited)

	Current Month	Comments on Monthly Results[1]

Net premiums written	$1,877.2

Revenues:
Net premiums earned	$1,731.6
Investment income	30.1
Net realized gains (losses) on securities:
Other-than-temporary impairment (OTTI) losses:
Total OTTI losses	0
Non-credit losses, net of credit losses recognized
on previously recorded non-credit OTTI losses	0
Net impairment losses recognized in earnings	0
Net realized gains (losses) on securities	17.5
Total net realized gains (losses) on securities	17.5
Fees and other revenues	28.2
Service revenues	5.2
Total revenues	1,812.6

Expenses:
Losses and loss adjustment expenses	1,179.6
Policy acquisition costs	144.0
Other underwriting expenses	235.0
Investment expenses	3.0	Includes expenses related to the issuance of our 4.35% Senior Notes due 2044 and a true-up of our estimate related to the bonus plan for investment professionals.
Service expenses	4.8
Interest expense	9.2
Total expenses	1,575.6

Income before income taxes	237.0
Provision for income taxes	81.2
Net income	155.8

Other comprehensive income, net of tax:
Net unrealized gains (losses) on securities:
Net non-credit related OTTI losses, adjusted for
valuation changes	0
Other net unrealized gains (losses) on securities	16.2
Total net unrealized gains (losses) on securities	16.2
Net unrealized gains on forecasted transactions	(1.1)	Includes a $1.0 million after-tax loss on the forecasted debt issuance hedge related to our 4.35% Senior Notes due 2044.
Foreign currency translation adjustment	.4
Other comprehensive income	15.5
Total comprehensive income	$171.3

1For a description of our reporting and accounting policies, see Note 1 to our 2013 audited consolidated financial statements included in our 2013 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENTS
April 2014
(millions)
(unaudited)

	Year-to-Date
	2014	2013	% Change

Net premiums written	$6,558.2	$6,231.4	5

Revenues:
Net premiums earned	$6,133.9	$5,819.2	5
Investment income	133.4	132.6	1
Net realized gains (losses) on securities:
Other-than-temporary impairment (OTTI) losses:
Total OTTI losses	0	(.2)	(100)
Non-credit losses, net of credit losses recognized
on previously recorded non-credit OTTI losses	0	0	NM
Net impairment losses recognized in earnings	0	(.2)	(100)
Net realized gains (losses) on securities	136.9	127.0	8
Total net realized gains (losses) on securities	136.9	126.8	8
Fees and other revenues	101.0	95.3	6
Service revenues	15.0	12.2	23
Total revenues	6,520.2	6,186.1	5

Expenses:
Losses and loss adjustment expenses	4,385.5	4,151.3	6
Policy acquisition costs	513.0	498.5	3
Other underwriting expenses	845.4	804.4	5
Investment expenses	7.1	6.5	9
Service expenses	14.5	12.3	18
Interest expense	35.9	40.7	(12)
Total expenses	5,801.4	5,513.7	5

Income before income taxes	718.8	672.4	7
Provision for income taxes	241.7	224.3	8
Net income	477.1	448.1	6

Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on securities:
Net non-credit related OTTI losses, adjusted for
valuation changes	0.3		(100)
Other net unrealized gains (losses) on securities	16.1	119.1	(86)
Total net unrealized gains (losses) on securities	16.1	119.4	(87)
Net unrealized gains on forecasted transactions	(1.4)	(.5)	180
Foreign currency translation adjustment	.4	(.1)	(500)
Other comprehensive income (loss)	15.1	118.8	(87)
Total comprehensive income	$492.2	$566.9	(13)

NM = Not Meaningful

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPUTATION OF NET INCOME AND COMPREHENSIVE INCOME PER SHARE
&
INVESTMENT RESULTS
April 2014
(millions – except per share amounts)
(unaudited)

The following table sets forth the computation of net income per share and comprehensive income per share:

	Current	Year-to-Date
	Month	2014	2013

Net income	$155.8	$477.1	$448.1
Per share:
Basic	$.26	$.80	$.75
Diluted	$.26	$.80	$.74

Comprehensive income	$171.3	$492.2	$566.9
Per share:
Diluted	$.29	$.82	$.94

Average shares outstanding - Basic	592.0	593.5	600.5
Net effect of dilutive stock-based compensation	4.1	3.8	3.8
Total equivalent shares - Diluted	596.1	597.3	604.3

The following table sets forth the investment results for the period:
	Current	Year-to-Date
	Month	2014	2013
Fully taxable equivalent (FTE) total return:
Fixed-income securities	.4%	1.7%	1.4%
Common stocks	.3%	2.4%	12.5%
Total portfolio	.4%	1.8%	2.8%

Pretax annualized investment income book yield	2.2%	2.4%	2.6%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
April 2014
($ in millions)
(unaudited)

Current Month
				Commercial
	Personal Lines Business			Lines	Other	Companywide
	Agency	Direct	Total	Business	Businesses[1]	Total
Net Premiums Written	$927.1	$744.0	$1,671.1	$206.1	$0	$1,877.2
% Growth in NPW	3%	8%	5%	5%	NM	5%
Net Premiums Earned	$862.5	$698.8	$1,561.3	$170.3	$0	$1,731.6
% Growth in NPE	5%	8%	6%	2%	NM	6%

GAAP Ratios
Loss/LAE ratio	68.5	68.6	68.6	61.9	NM	68.1
Expense ratio	19.9	20.1	20.0	22.7	NM	20.3
Combined ratio	88.4	88.7	88.6	84.6	NM	88.4

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$26.0
Current accident year						(10.3)
Calendar year actuarial adjustment	$6.5	$6.8	$13.3	$2.4	$0	$15.7

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$26.0
All other development						(22.1)
Total development						$3.9

Calendar year loss/LAE ratio						68.1
Accident year loss/LAE ratio						68.3

Statutory Ratios
Loss/LAE ratio						68.1
Expense ratio						19.7
Combined ratio						87.8

1 The other businesses generated an underwriting loss of $3.4 million for the month, primarily reflecting reserve increases in our run-off businesses. Combined ratios and % growth are not meaningful (NM) due to the low level of premiums earned by, and the variability of loss costs in, such businesses.

2 Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
April 2014
($ in millions)
(unaudited)

Year-to-Date
				Commercial
	Personal Lines Business			Lines	Other	Companywide
	Agency	Direct	Total	Business	Businesses[1]	Total
Net Premiums Written	$3,219.7	$2,670.6	$5,890.3	$667.9	$0	$6,558.2
% Growth in NPW	4%	8%	6%	1%	NM	5%
Net Premiums Earned	$3,065.7	$2,461.0	$5,526.7	$607.2	$0	$6,133.9
% Growth in NPE	5%	8%	6%	2%	NM	5%

GAAP Ratios
Loss/LAE ratio	71.2	72.7	71.9	67.2	NM	71.5
Expense ratio	19.7	21.2	20.4	21.7	NM	20.5
Combined ratio	90.9	93.9	92.3	88.9	NM	92.0

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$45.4
Current accident year						(24.2)
Calendar year actuarial adjustment	$6.1	$7.6	$13.7	$7.5	$0	$21.2

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$45.4
All other development						(104.4)
Total development						$(59.0)

Calendar year loss/LAE ratio						71.5
Accident year loss/LAE ratio						70.5

Statutory Ratios
Loss/LAE ratio						71.5
Expense ratio						19.9
Combined ratio						91.4

Statutory Surplus						$6,461.6

NM = Not Meaningful

1 Year to date, the other businesses generated an underwriting loss of $4.1 million.

2 Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions - except per share amounts)
(unaudited)

April
2014
CONDENSED GAAP BALANCE SHEET:
Investments – Available-for-sale, at fair value:
Fixed maturities[1] (amortized cost: $12,631.8)	$12,832.7
Equity securities:
Nonredeemable preferred stocks[1](cost: $484.4)	756.0
Common equities (cost: $1,252.6)	2,280.6
Short-term investments (amortized cost: $2,535.9)	2,535.9
Total investments[2]	18,405.2
Net premiums receivable	3,614.9
Deferred acquisition costs	479.6
Other assets[3]	2,567.2
Total assets	$25,066.9

Unearned premiums	$5,610.2
Loss and loss adjustment expense reserves[3]	8,555.4
Other liabilities[2]	2,103.5
Debt[4]	2,207.7
Shareholders' equity	6,590.1
Total liabilities and shareholders' equity	$25,066.9

Common shares outstanding	592.0
Shares repurchased - April	1.1
Average cost per share	$23.91
Book value per share	$11.13
Trailing 12-month return on average shareholders' equity
Net income	18.1%
Comprehensive income	17.7%
Net unrealized pretax gains (losses) on investments	$1,481.7
Increase (decrease) from March 2014	$24.9
Increase (decrease) from December 2013	$24.8
Debt-to-total capital ratio	25.1%
Fixed-income portfolio duration	1.8 years
Weighted average credit quality	AA-
Year-to-date Gainshare factor	1.42

1 As of April 30, 2014, we held certain hybrid securities and recognized a change in fair value of $18.8 million as a realized gain during the period we held these securities.

2 At April 30, 2014, we had $76.2 million of net unsettled security transactions, including collateral on open derivative positions.

3 Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $1,066.5 million, which are included in "other assets."

4 During April, we issued $350 million of our 4.35% Senior Notes due 2044; see the "Monthly Commentary" at the end of this release for further discussion.

Monthly Commentary

•
During April, we incurred about $34 million, or 2.0 loss ratio points, of catastrophe losses, compared to $33 million, or 2.0 loss ratio points, last year. Texas hail storms accounted for nearly 40% of this year's losses, with thunderstorms in Florida making up an additional 20%. Year to date, total catastrophe losses were about $43 million, or 0.7 points, compared to $79 million, or 1.4 points, last year.

•
On April 25, 2014, we issued $350 million of 4.35% Senior Notes due 2044 (the "Senior Notes"). We received proceeds of $346.3 million, after deducting underwriter's discounts and commissions, and incurred an estimated $0.7 million of additional expenses related to the issuance. In addition, upon issuance of the Senior Notes, we closed a forecasted debt issuance hedge, which was entered into to hedge against a possible rise in interest rates, and recognized a $1.6 million pretax loss ($1.0 million after tax) as part of other comprehensive income; the loss will be recognized as an adjustment to interest expense and amortized over the life of the Senior Notes.

Events
As previously announced, Progressive will hold a simultaneous webcast of its 2014 Investor Relations Meeting on Thursday, May 15, 2014, beginning at 1:00 p.m. eastern time. This meeting will last approximately three hours and will include a question and answer session following the presentation. The meeting will also be available simultaneously, in a listen-only format, by phone. Participants via the phone will not be able to submit questions during the question and answer session. To attend the webcast or to receive the call-in instructions, visit our website at http://investors.progressive.com/phoenix.zhtml?c=81824&p=irol-calendar. Information that is distributed at the meeting will be made available at this website prior to the start of the webcast.

We plan to release May results on Wednesday, June 11, 2014, before the market opens.

About Progressive
The Progressive Group of Insurance Companies makes it easy to understand, buy and use auto insurance. Progressive offers choices so consumers can reach it whenever, wherever, and however it’s most convenient—online at http://www.progressive.com, by phone at 1-800-PROGRESSIVE, on a mobile device or in-person with a local agent.

Progressive offers insurance for personal and commercial autos and trucks, motorcycles, boats and recreational vehicles, as well as home insurance from select carriers. It’s the fourth largest auto insurer in the country, the largest seller of motorcycle insurance, and a leader in commercial auto insurance. Progressive also offers car insurance online in Australia at http://www.progressiveonline.com.au.

Founded in 1937, Progressive continues its long history of offering shopping tools and services that save customers time and money, like Name Your Price®, Snapshot®, and Service Centers.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, trade publicly at NYSE:PGR.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions, and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the possible failure of one or more governmental, corporate, or other entities to make scheduled debt payments or satisfy other obligations; the potential or actual downgrading by one or more rating agencies of our securities or governmental, corporate, or other securities we hold; the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios and other companies with which we have ongoing business relationships, including counterparties to certain financial transactions; the accuracy and adequacy of our pricing and loss reserving methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to attract and retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments at the state and federal levels, including, but not limited to, health care reform and tax law changes; the outcome of disputes relating to intellectual property rights; the outcome of litigation or governmental investigations that may be pending or filed against us; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail, and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems), and business functions, and safeguard personal and sensitive information in our possession; our continued access to and functionality of third-party systems that are critical to our business; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.